Exhibit 10.2

Execution Version

TRIGGER EXCHANGE AGREEMENT

This Trigger Exchange Agreement (this “Agreement”), dated as of May 11, 2020, is entered into by and among TearLab Corporation, a Delaware corporation (the “Company”), and each of the entities listed on the signature page hereof under the heading “HOLDERS” (each, a “Holder” and, collectively, the “Holders”).

WHEREAS, the Company is indebted on the date hereof to the Holders in the aggregate principal amount of $34,066,755 (the “Total Debt”) pursuant to that certain Term Loan Agreement, dated as of March 4, 2015, by and among the Company, certain of its subsidiaries and the Holders, as amended from time to time (the “Loan Agreement”);

WHEREAS, each Holder desires to exchange a portion of the Total Debt owed to such Holder into shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) at an exchange rate of 0.0586 per share, and the Company agrees to effectuate such exchange, all on the terms and conditions provided for in this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. The Exchange.

(a) Issuance of Shares; Satisfaction of Indebtedness. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company shall issue to each Holder the number of shares of Common Stock set forth on Schedule 1 (collectively, the “Shares”) opposite the name of such Holder in exchange (the “Exchange”) for the satisfaction of the principal amount of the Total Debt set forth on Schedule 1 (collectively, the “Exchanged Debt”) opposite the name of such Holder. Accrued but unpaid interest on the Exchanged Debt is hereby expressly excluded from the Exchange and shall remain due and payable by the Company to the Holders.

(b) Section 3(a)(9) Transaction. It is the intent of the parties that the Exchange be effectuated pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) thereunder and that, therefore, the holding period of the original indebtedness of the Total Debt will, for securities law purposes, be tacked to the holding period of the Shares.

2. Closing Deliveries.

(a) At or promptly after the Closing, the Company shall deliver to the Holders:

(i) a stock certificate in the name of each Holder evidencing each Holder’s portion of the Shares (as set forth on Schedule 1), free and clear of all liens and encumbrances, other than those imposed pursuant to the Securities Act;

(ii) if requested by the Holders, a new promissory note issued to each Holder in a principal amount equal to the Total Debt owing to such Holder minus the applicable Exchanged Debt of such Holder; and

(iii) such other documents, certificates or other information as the Holders or their counsel may reasonably request to evidence or effect the Exchange.

(b) At the Closing, the Holders, in their capacity as lenders under the Loan Agreement, shall make or cause to be made appropriate entries in the applicable registers to reflect the subtraction of the Exchanged Debt from the Total Debt in respect of the transactions contemplated hereby.

3. The Closing. The closing of the Exchange shall be deemed to have occurred as of the date of this Agreement, immediately after the execution and delivery of that certain Agreement and Plan of Merger, by and among the Company, Accelmed Partners II LP and Accelmed Merger Sub, Inc. (the “Closing”).

4. Representations and Warranties of the Company. As of the date of this Agreement and as of the Closing, the Company hereby represents and warrants to the Holders that the following representations and warranties are true and complete as of each respective date:

(a) Organization and Standing. The Company is a corporation duly organized, validly existing under, and by virtue of, the laws of the State of Delaware, and is in good standing under such laws. The Company has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted.

(b) Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and the other agreements contemplated hereby, to sell and issue the Shares and to carry out and perform its obligations under the terms of this Agreement and the Exchange.

(c) Authorization. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the (i) authorization, execution, delivery and performance of this Agreement, (ii) authorization, sale, issuance and delivery of the Shares and (iii) performance of all of the Company’s obligations hereunder have been taken or will be taken prior to the Closing. This Agreement has been duly executed by the Company and constitutes (or will constitute) the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(d) No Conflicts; Consents. The execution, delivery and performance by the Company of this Agreement and the documents to be delivered hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with the certificate of incorporation or bylaws of the Company; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any agreement or other instrument to which the Company is a party, in the case of clauses (b) and (c), other than would not be material to the Company and its subsidiaries, taken as a whole. No consent, approval, waiver or authorization is required to be obtained by the Company from any person in connection with the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby or thereby, other than the filing of a Current Report on Form 8-K and such consents, approvals, waivers, or authorizations that would not be material to the Company and its subsidiaries, taken as a whole, or prohibit the consummation of the Exchange.

(e) Valid Issuance of Stock. The Shares have been duly authorized and, when issued, sold and delivered in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable and issued in compliance with applicable federal and state securities laws. The Shares will be free and clear of any liens or encumbrances; provided, however, that the Shares shall be subject to restrictions on transfer under state and/or federal securities laws. None of the Shares will be subject to any preemptive rights or rights of first refusal.

(f) Exemption. It is the intention of the Company that the Exchange be made pursuant to an exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(9) thereunder.

5. Representations and Warranties of Each Holder. As of the date of this Agreement and as of the Closing, each Holder hereby represents and warrants to the Company that the following representations and warranties are true and complete as of each respective date:

(a) Organization and Standing. The Holder is a legal entity duly organized, validly existing under, and by virtue of, the laws of the state of its formation, and is in good standing under such laws.

(b) Corporate Power. The Holder has all power and authority to execute and deliver this Agreement, purchase its portion of the Shares, effect the Exchange, and carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby.

(c) Authorization. All action on the part of the Holder necessary for the authorization, execution, delivery and performance of this Agreement, the purchase of its portion of the Shares, and the performance of all of the Holder’s obligations hereunder have been taken or will be taken prior to the Closing. This Agreement has been duly executed by the Holder and constitutes the valid and legally binding obligation of the Holder, enforceable against it in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(d) For Holder’s Account. The Holder represents and confirms that the portion of the Shares to be issued to the Holder hereunder are being and will be acquired for the Holder’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof.

(e) Accredited Investor and Investment Experience. The Holder is an Accredited Investor, as such term is defined in Regulation D promulgated under the Securities Act. The Holder represents that is and its representatives are experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development as the Company and that the Holder can bear the economic risk of an investment in its portion of the Shares and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in its portion of the Shares.

(f) Adequacy of Payment. The Holder agrees that the Shares the Holder is receiving upon the conversion and exchange of the Exchanged Debt is fair and equitable consideration to such Holder, and such Holder has determined that the conversion and exchange of the Exchanged Debt at this particular time and for the amount and form of consideration set forth in Section 1 is in such Holder’s best interests. The Holder acknowledges that the Holder agreed to the sufficiency of the consideration in exchange for the conversion and exchange of the Exchanged Debt following arm’s length negotiations with representatives of the Company.

(g) Rule 144. The Holder acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “brokers’ transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Holder acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Holder wishes to sell the Shares, and that, in such event, the Holder may be precluded from selling such securities under Rule 144, even if the other applicable requirements of Rule 144 have been satisfied. The Holder acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Shares. The Holder understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

(h) Ownership of the Debt. The Holders are the beneficial and record owner of the Total Debt, including without limitation, the Exchanged Debt. The Holders have good, valid and marketable title to said Total Debt, free and clear of all liens, mortgages, charges or other encumbrances and any preemptive or subscription rights, and have not assigned or otherwise transferred or granted any interest in the Total Debt to any person.

(i) No Consents. The Holder is not required to obtain any order, consent, approval or authorization of any person or entity in connection with the Exchange.

6. Miscellaneous.

(a) Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware.

(c) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Signatures received by .pdf shall be deemed to be original signatures.

(d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile or email, on the date of transmission with receipt of a transmittal confirmation or (c) if by courier service, on the second (2nd) business day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(g) Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

[Remainder of Page Intentionally Omitted; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, being the duly authorized representatives of the parties, have executed this Agreement as of the date set forth above.

COMPANY:

TEARLAB CORPORATION

By:	/s/ Seph Jensen
Seph Jensen
Chief Executive Officer

[Signature Page – Trigger Exchange Agreement]

IN WITNESS WHEREOF, the undersigned, being the duly authorized representatives of the parties, have executed this Agreement as of the date set forth above.

HOLDERS:

CAPITAL ROYALTY PARTNERS II L.P.		PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II L.P.

By: CAPITAL ROYALTY PARTNERS II GP L.P., its General Partner		By: PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP L.P., its General Partner

By: CAPITAL ROYALTY PARTNERS II GP LLC, its General Partner		By: PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP LLC, its General Partner

By:	/s/ Nathan Hukill	By:	/s/ Nathan Hukill
Name:	Nathan Hukill	Name:	Nathan Hukill
Title:	Authorized Signatory	Title:	Authorized Signatory

CAPITAL ROYALTY PARTNERS II (CAYMAN) AIV I L.P.		CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “B” (CAYMAN) L.P.

By: CAPITAL ROYALTY PARTNERS II (CAYMAN) GP LP, its General Partner		By: CAPITAL ROYALTY PARTNERS II (CAYMAN) GP LP, its General Partner

By: CAPITAL ROYALTY PARTNERS II (CAYMAN) GP LLC, its General Partner		By: CAPITAL ROYALTY PARTNERS II (CAYMAN) GP LLC, its General Partner

By:	/s/ Nathan Hukill	By:	/s/ Nathan Hukill
Name:	Nathan Hukill	Name:	Nathan Hukill
Title:	Authorized Signatory	Title:	Authorized Signatory

CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” L.P.

By: CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” GP LP, its General Partner

By: CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” GP LLC, its General Partner

		By:	/s/ Nathan Hukill
		Name:	Nathan Hukill
		Title:	Authorized Signatory

[Signature Page – Trigger Exchange Agreement]